UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2014

Commission file number: 333-178786-01

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Charles Wheeler

c/o Greenbacker Capital Management LLC

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of members of Greenbacker Renewable Energy Company LLC (the “Company” or the “Registrant”) was held on May 27, 2014. The following matters were voted on by the members: the re-election of the members of the Company’s board of directors and the approval of certain proposed amendments to the Second Amended and Restated Limited Liability Company Operating Agreement of the Company (filed as Exhibit 3.2 of the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on October 9, 2013) (the “Operating Agreement”).

The vote with respect to the re-election of the members of the Company’s board of directors is set forth below:

Nominee	Total Votes For	Total Votes Against	Absentations
David Sher	208,465.651	0	0
Charles Wheeler	208,465.651	0	0
Kathleen Cuocolo	208,465.651	0	0
(Independent)
Robert Herriott	208,465.651	0	0
(Independent)
David M. Kastin	208,465.651	0	0
(Independent)

Each candidate for re-election received the required number of votes for re-election to the board of the Company, to serve until their respective successors are elected and qualified. The Registrant did not solicit proxies and the board of directors as previously reported to the Securties and Exchange Commission was re-elected in its entirety.

The vote with respect to certain proposed amendments to the Operating Agreement is set forth below:

Total Votes For	Total Votes Against	Absentations
208,465.651	0	0

The proposed amendments were to clarify that members may take any action under the Operating Agreement by written consent and such consent will be adopted if it is approved by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted.

The proposed amendments received an affirmative vote by the holders of the outstanding shares of the Company entitled to vote at the annual meeting of members. Such changes are approved for inclusion in an amended and restated, or otherwise amended or modified version of the Operating Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director